Exhibit 10.20
Seventh Amendment To
Amended and Restated Credit Agreement
This Seventh Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”), dated as of October 16, 2019 among FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), INTL FCStone Inc., a Delaware corporation (the “Guarantor”), the financial institutions executing this Amendment as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent for the Lenders (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantor, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of March 15, 2016, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.     The defined term “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:
“Termination Date” means February 1, 2020, or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof
1.2.    Schedule 5.1(A) of the Credit Agreement shall be amended and restated in the form of Schedule 5.1(A) attached hereto.

Section 2.	Conditions.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
2.1.    Receipt by the Administrative Agent this Amendment duly executed by the Borrower, the Guarantor, and the Lenders;
2.2.    receipt by the Administrative Agent of copies of the certificates of good standing for the Borrower and the Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization; and
2.3.    receipt by the Administrative Agent of such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 3.	Representations.
3.1.    The Borrower heretofore executed and delivered to the Administrative the Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
3.2.    The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty set forth in Section 12 of the Credit Agreement and each other Loan Document to which it is a party (including each agreement subordinating the Holdings Subordinated Debt to the Secured Obligations) continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.
3.3.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and the Guarantor hereby represents to the Administrative Agent and to the Lenders that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement and the other Loan Documents are and shall be and remain true and correct (except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date) and (b) they are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.4.    Each of the Borrower and Guarantor hereby certifies that: (x) the copies of organizational documents of the Borrower or Guarantor (i.e., articles of incorporation or organization and by‑laws or operating agreement, etc.) previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since May 1, 2018, and are in full force and effect on the date hereof; and (y) the resolutions authorizing the performance of the Borrower’s and Guarantor’s obligations under the Loan Agreement and other Loan Documents have been amended, modified, supplemented or restated and are in full force and effect as of the date hereof. The

Administrative Agent and the Lenders may conclusively rely on this certification until it is otherwise notified by the applicable Loan Party in writing
Section 4.    Miscellaneous.
4.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement, as amended by this Amendment.
4.2.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.
[Signature Page to Follow]

This Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCSTONE MERCHANT SERVICES, LLC

By        /s/ William Dunaway
Name        William Dunaway
Title        Director

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Group Treasurer

"Guarantor"
INTL FCSTONE, INC.

By        /s/ William Dunaway
Name        William Dunaway
Title        CFO

By        /s/ Bruce Fields
Name        Bruce Fields
Title        Group Treasurer

[Signature Page to Seventh Amendment to Credit Agreement]

Accepted and agreed to.
Bank of Montreal, Chicago Branch, as Administrative Agent, L/C Issuer and a Lender
By /s/ Krupa Tantuwaya
Name Krupa Tantuwaya
Title Director

CoBank, ACB, as a Lender
By /s/ Bert D. Johnson
Name Bert D. Johnson
Title Vice President

The Huntington National Bank, as a Lender
By /s/ John Weathers
Name John Weathers
Title SVP, Portfolio Manager

HSBC Bank USA, National Association, as a Lender
By /s/ Antonio Nanez
Name Antonio Nanez
Title Head of CSTF, NAM

[Signature Page to Seventh Amendment to Credit Agreement]

ING Capital, LLC, as a Lender
By /s/ Peter Lopoukhine
Name Peter Lopoukhine
Title Director
By /s/ Caue Todeschini
Name Caue Todeschini
Title Director

Cooperatieve Rabobank U.A., New York Branch, as a Lender
By /s/ Lionel Autret
Name Lionel Autret
Title Managing Director
By /s/ Parika Choudhary
Name Parika Choudhary
Title Vice President

[Signature Page to Seventh Amendment to Credit Agreement]